Exhibit 5.1
                                 White & Case
                          1155 Avenue of the Americas
                           New York, New York 10036
                                (212) 819-8200



                              May 19, 1997


EMCORE Corporation
394 Elizabeth Avenue
Somerset, New Jersey 08873

Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by EMCORE Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended, of 647,059 shares of the Company's Common Stock (the "Shares") which may be acquired by certain employees of the Company pursuant to the terms and provisions of the Company's 1995 Incentive and Non-Statutory Option Plan (the "Plan").

     We are familiar with the corporate proceedings relating to the authorization of the Shares and have reviewed the corporate proceedings taken with respect to the approval of the Plan by the Company's Board of Directors and the Company's stockholders at the Annual Meeting of Stockholders held on June 23, 1995 and at the Annual Meeting of the Stockholders held on May 1, 1996. We have examined and relied on originals, or copies certified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion herein expressed.

     Based upon the foregoing, it is our opinion that the Shares will, if issued and delivered in accordance with the terms and provisions of the Plan, be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent we do not thereby admit that we are an "expert" with respect to any part of such Registration Statement as that term is used in the Securities Act of 1933, as amended, or the rules or regulations of the Commission issued thereunder.

                         Very truly yours,

                         White & Case

KK:MCA:SGH